EXHIBIT (e)

Co-registrant’s outstanding debt to the Commonwealth as of June 30, 2012 and its contingent liability as guarantor of the outstanding debt of other entities as of the end of the last five fiscal years

PUBLIC DEBT

The public sector indebtedness of Queensland is comprised of a number of distinct categories; Public Debt to the Commonwealth, Other State Debt to the Commonwealth, Queensland Treasury Corporation Guaranteed Debt and Other Guaranteed Debt and Contingent Liabilities.

During April 1995, the Commonwealth Government and Queensland Government entered into an agreement (the Financial Agreement) whereby Queensland would pre-redeem its debt to the Commonwealth. This was carried out in July 1995.

State Debt to the Commonwealth

In addition to the funds lent to the States pursuant to the Financial Agreement, the Commonwealth Government also lends funds to the States in accordance with a variety of agreed Commonwealth/State programs. In general, these funds are on-lent to borrowers in accordance with the terms of the agreed program, with repayment being made to the State from the revenues of the ultimate borrowers. When on-lent by Queensland, the debt is generally secured by State claims on tangible assets of the ultimate borrower.

The following table outlines the outstanding advances made by the Commonwealth under this category of debt.

Other State Debt to the Commonwealth and Treasury

	As at June 30, 2012
Agreement/Program	2007	2008	2009	2010	2011	2012
	(A$ millions)
Commonwealth and State Housing	454	445	417	404	391	378
Other (inc. Natural Disaster Relief Assistance)	51	56	69	59	53	47
TOTAL	505	501	484	463	444	425

Guaranteed Debt On-lent by Queensland Treasury Corporation

Queensland Treasury Corporation’s primary function to date has been to act as a central financing authority for on-lending funds raised by it to Queensland public sector entities. The Treasurer of Queensland, on behalf of the State Government, guarantees QTC’s obligations under all debt securities issued by QTC.

The Corporation’s guaranteed debt, as at the end of each of the last seven fiscal years, and the distribution of this debt among various borrowing authorities is detailed in the following table:

Guaranteed Debt Onlent by Queensland Treasury Corporation

	2006	2007	2008	2009	2010	2011	2012
Distribution of debt	A$M	A$M	A$M	A$M	A$M	A$M	A$M
Bodies within the Public Accounts
Department of Education and Training	—	—	—	—	—	70	72
Queensland Health	27	86	123	123	118	109	104
Department of Public Works	484	439	386	364	348	304	307
Department of State Development and Infrastructure Planning	159	147	135	138	128	118	111
Department of Transport and Main Roads—Queensland Transport	65	62	66	84	77	44	103
Department of Transport and Main Roads—Main Roads	863	987	1,015	1,077	1,031	1,064	1,088
Queensland Treasury & Trade	NA	972	4,169	7,693	13,283	20,865	28,671

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	2006	2007	2008	2009	2010	2011	2012
Distribution of debt	A$M	A$M	A$M	A$M	A$M	A$M	A$M
Other	326	302	270	236	199	116	64
Government Owned Corporations
Powerlink	1,642	1,954	2,427	3,098	3,433	3,621	4,086
ENERGEX Ltd	2,565	3,183	3,256	3,889	4,208	4,886	5,848
Stanwell Corporation Limited	118	114	127	259	655	656	869
Tarong Energy Corporation Limited	265	355	376	451	464	496	—
CS Energy Ltd	586	1,081	1,056	851	862	857	907
Gateway Investments Corporation Pty Ltd	304	315	—	—	—	—	—
Ergon Energy Corporation Limited	2,143	2,479	2,974	3,807	4,131	4,483	5,198
QR Limited	4,587	4,550	5,164	6,566	4,384	—	—
Queensland Rail Limited	—	—	—	—	3,070	3,083	3,300
Port Authorities & Facilities (various)	694	1,112	1,591	1,981	2,442	934	877
Local Governments
Brisbane City Council	938	867	699	390	1,176	1,216	1,829
Cairns Regional Council	72	61	—	—	107	101	106
Caloundra City Council	95	98	—	—	—	—	—
Fraser Coast Regional Council	—	—	96	114	123	113	128
Gladstone Regional Council	—	—	36	49	113	127	159
Gold Coast City Council	404	629	680	261	617	785	812
Ipswich City Council	97	92	118	189	304	357	415
Logan City Council	85	76	101	78	113	108	132
Mackay Regional Council	—	—	99	115	112	193	229
Maroochy Shire Council	151	142	—	—	—	—	—
Moreton Bay Regional Council	—	—	217	269	348	354	399
Redland Shire Council	121	129	124	42	46	60	69
Rockhampton Regional Council	—	—	98	126	159	199	237
Sunshine Coast Regional Council	—	—	201	112	197	210	254
Toowoomba Regional Council	68	67	84	102	100	94	164
Townsville City Council	—	—	207	205	388	404	419
Other	688	771	279	350	314	392	508
Statutory Bodies
Water Boards	206	228	2	2	150	156	228
Universities	130	123	109	150	135	132	182
Grammar schools	65	59	65	88	116	113	115
Queensland Bulk Water Supply Authority	—	—	537	2,168	2,384	2,261	5,716
Queensland Bulk Water Transport Authority	—	—	4	1,785	1,891	1,878	2,593
Queensland Manufactured Water Authority	—	—	—	236	2,639	2,665	—
SEQ Water Facility	—	—	185	—	—	—	—
SEQ Water Grid Manager	—	—	2	293	667	1,161	1,703
Other	358	418	618	658	531	574	588
Other Bodies
Allconnex Water	—	—	—	—	—	122	193
DBCT Holdings Pty Ltd	372	333	294	259	232	207	187
Qld Motorways Limited	932	1,250	1,799	2,370	2,899	—	—
Qld Water Infrastructure Pty Ltd	—	294	605	766	268	381	—
Queensland Urban Utilities	—	—	—	—	—	290	396
Queensland Treasury Holdings Pty Ltd	—	—	—	—	—	2,367	2,471
SEQ (Gold Coast) Desalination Co. Pty Ltd	—	—	281	547	—	—	—
Southern Regional Water Pipeline Co. Pty Ltd	—	—	930	143	254	468	—
Unitywater	—	—	—	—	—	127	225
Western Corridor Recycled Water Pty Ltd	—	284	1,292	1,897	—	—	—
Other	24	18	47	29	98	131	227

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	2006	2007	2008	2009	2010	2011	2012
Distribution of debt	A$M	A$M	A$M	A$M	A$M	A$M	A$M
Total Funds Onlent	19,634	24,077	32,944	44,410	55,314	59,453	72,290

Undistributed borrowings	7,688	7,806	7,784	18,216	13,571	13,711	12,073

Total Guaranteed Debt	27,322	31,883	40,728	62,626	68,885	73,224	84,363

The Corporation raises funds in both the domestic and international capital markets with the market value of borrowings under management as at June 30, 2012 of A$84.363 billion, which includes A$4.749 billion of off-shore debt based on the prevailing rates of exchange at June 30, 2012. Borrowings under management include the debt of local authorities and statutory bodies managed by the Corporation. The Corporation hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

OUTSTANDING DOMESTIC AUSTRALIAN DOLLAR INDEBTEDNESS

as at June 30, 2012

Coupon Rate (% per annum)	Maturity Date	Face Value (AUD)	Market Value (AUD)
6.00%	August 14, 2013	2,793,129,000	2,945,751,901
6.00%	August 21, 2013	3,368,088,000	3,546,417,640
5.75%	November 14, 2014	6,468,329,00	6,875,583,554
6.00%	October 14, 2015	2,797,404,000	3,076,838,672
6.00%	October 21, 2015	7,195,823,000	7,826,785,564
6.00%	April 21, 2016	6,247,250,000	6,831,024,900
6.00%	September 14, 2017	4,739,403,000	5,368,722,338
6.00%	February 21, 2018	5,424,000,000	6,069,087,447
6.25%	June 14, 2019	4,613,474,000	5,323,392,415
6.25%	February 21, 2020	9,261,000,000	10,611,322,653
6.00%	June 14, 2021	3,233,580,000	3,746,708,377
5.50%	June 21, 2021	3,270,000,000	3,522,423,678
6.00%	July 21, 2022	6,382,000,000	7,298,722,210
5.75%	July 22, 2024	1,725,000,000	1,934,028,409
Capital Indexed Bond (CIB)	August 20, 2030	792,749,100	816,927,900
6.50%	March 14, 2033	672,100,000	843,740,081
Tnote	Various 2012	2,420,000,000	2,450,545,027
FRN	August 25, 2014	350,000,000	351,141,627
Various	Various 2012	43,894,843	44,797,775
Various	Various 2013	47,120,387	48,604,678
Various	Various 2014	35,592,904	37,333,556
Various	Various 2015	51,133,000	53,387,987
Various	Various 2016	28,500,000	30,061,657
Various	Various	4,640,250	5,906,823

Total		71,964,210,484	79,614,256,869

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OUTSTANDING OFFSHORE INDEBTEDNESS

GLOBAL A$ BONDS

as at June 30, 2012

Coupon Rate	Maturity Date	Currency	Face Value (AUD)	Market Value (AUD)
6.00%	August 14, 2013	AUD	499,537,000	526,832,834
6.00%	October 14, 2015	AUD	513,084,000	564,336,210
6.00%	September 14, 2017	AUD	524,558,000	594,213,939

Total			1,537,179,000	1,685,382,983

COMMERCIAL PAPER

as at June 30, 2012

Year of Issue	Yield	Maturity	Currency	Face Value (AUD)	Market Valuation (AUD)
2012	4.23%	August 2012	AUD	14,000,000	13,936,489
2012	4.33%	September 2012	AUD	5,000,000	4,968,761
2012	3.88%	November 2012	AUD	15,000,000	14,838,688
2012	0.14%	July 2012	EUR	58,143,067	58,138,253
2012	0.30%	July 2012	USD	184,302,354	184,283,972
2012	0.25%	August 2012	USD	36,368,998	36,355,338
2012	0.23%	September 2012	USD	167,100,801	166,953,181
2012	0.33%	October 2012	USD	130,731,803	130,549,215
2012	0.24%	November 2012	USD	294,883,767	294,143,901
2012	0.34%	December 2012	USD	786,356,711	784,029,013

Total				1,691,887,502	1,688,196,811

EURO MEDIUM TERM NOTES

as at June 30, 2012

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value (AUD)	Market Value (AUD)
2007	7.125%	September 18, 2017	NZD	294,201,848	358,955,276
2008	7.125%	September 18, 2017	NZD	392,269,131	472,943,566
2009	2.650%	April 7, 2039	JPY	185,309,977	225,004,274
2011	1.720%	September 16, 2039	CHF	113,260,407	122,111,663

	Total			985,041,363	1,179,014,779

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USD FLOATING RATE NOTES

as at June 30, 2012

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value (AUD)	Market Value (AUD)
2011	0.486%	November 19, 2012	USD	196,589,178	196,579,213

	Total			196,589,178	196,579,213

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